UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2010 (May 6, 2010)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(f)

State Auto Financial Corporation (the “Company”) has a Long-Term Incentive Plan under which grants of cash-based performance award units (“PAUs”) are made to its Named Executive Officers (“NEOs”) and other members of the Leadership Team. The value of a PAU is dependent upon the State Auto Group’s relative performance to a peer group of other property and casualty insurers (the “LTIP Peer Group”) during a three-year performance period. The value of the PAU awards to the NEOs for the three-year performance period ended December 31, 2009 (the “2007-2009 performance period”), was omitted from the Company’s definitive Proxy Statement dated April 6, 2010 (the “2010 Proxy Statement”) because, as of that date, the final LTIP Peer Group data for the 2007-2009 performance period was not available to the Company.

On May 6, 2010, the Company’s Compensation Committee approved PAU awards for the 2007-2009 performance period for the NEOs indentified in the 2010 Proxy Statement. Set forth below are the non-equity incentive compensation and total compensation for each NEO reported in the Summary Compensation Table on Page 48 of the 2010 Proxy Statement, as recalculated to include the value of the PAU awards for the 2007-2009 performance period.

Named Executive Officer	Year	Non-Equity Incentive Plan Compensation ($)(1)	Total ($)
Robert P. Restrepo, Jr.,	2009	797,240	2,104,206
Steven E. English	2009	334,292	704,846
Mark A. Blackburn	2009	505,596	1,539,829
Clyde H. Fitch	2009	270,040	712,739
James A. Yano	2009	217,703	608,822

(1)	For the 2009 non-equity incentive plan compensation, the dollar amounts shown in this column reflect the aggregate amount of the following awards earned in 2009 by each NEO under the Long-Term Incentive Plan, the Company performance component of the LBP, the individual performance component of the LBP and the QPB:

Named Executive Officer	Long-Term Incentive Plan PAU Award ($)	LBP Company Performance Award ($)	LBP Individual Performance Award ($)	QPB Award ($)	Total Non-Equity Incentive Plan Compensation Awards ($)
Robert P. Restrepo, Jr.	303,750	288,177	196,390	8,923	797,240
Steven E. English	78,000	138,167	113,847	4,278	334,292
Mark A. Blackburn	191,250	183,565	125,097	5,684	505,596
Clyde H. Fitch	23,716	126,324	116,089	3,911	270,040
James A. Yano	75,000	78,953	60,083	3,667	217,703

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	The Company’s annual meeting of shareholders (the “2010 Annual Meeting”) was held on May 7, 2010.

(b)	The following is a brief description and vote count on all items voted on at the 2010 Annual Meeting:

Proposal One – Election of Directors.

The following persons were elected to serve as Class I directors to hold office until the 2013 annual meeting of shareholders and until a successor is elected and qualified, with each director nominee receiving the votes as indicated below:

Nominee	Shares Voted “For”	Shares Withheld	Broker Non-votes
Robert E. Baker	34,905,228	1,023,324	2,653,502
Thomas E. Markert	34,960,926	967,626	2,653,502
Alexander B. Trevor	34,957,740	970,812	2,653,502

Proposal Two – Amendment to the Company’s Code of Regulations to provide procedures for shareholders to bring business at shareholder meetings.

This Proposal was approved with the following vote:

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Non-votes
36,091,698	2,439,270	51,086	0

Proposal Three – Amendment to the Company’s Code of Regulations to permit the increased use of communications equipment in meetings of shareholders and directors.

This Proposal was approved with the following vote:

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Non-votes
38,331,988	213,147	36,919	0

Proposal Four – Amendment to the Company’s Code of Regulations to modernize the means through which shareholders and directors may provide consent.

This Proposal was approved with the following vote:

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Non-votes
38,345,909	199,668	36,477	0

Proposal Five – Amendment to the Company’s Code of Regulations to permit uncertificated shares.

This Proposal was approved with the following vote:

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Non-votes
38,210,984	319,236	51,834	0

Proposal Six – Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010.

This Proposal was approved with the following vote:

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Non-votes
37,456,851	1,111,690	13,513	0

(c)	Not applicable.

Section 8 – Other Events

Item 8.01	Other Events.

At the Company’s Board of Directors meeting held on May 7, 2010, Paul S. Williams was elected as the Lead Director of the Board in replacement of David J. D’Antoni, who had served in that position since March 2006.

At the same Board meeting, the following directors were appointed or re-appointed to the following Board committees:

•	Audit Committee: Chairperson Richard K. Smith, Thomas E. Markert, David R. Meuse, Alexander B. Trevor and Paul S. Williams

•	Compensation Committee: Chairperson Paul S. Williams, Robert E. Baker, David J. D’Antoni, David R. Meuse and S. Elaine Roberts

•	Nominating and Governance Committee: Chairperson David J. D’Antoni, David R. Meuse, Richard K. Smith, Alexander B. Trevor and Paul S. Williams

•	Investment Committee: Chairperson David R. Meuse, Robert E. Baker, David J. D’Antoni, Thomas E. Markert, Robert P. Restrepo, Jr., Richard K. Smith, S. Elaine Roberts and Alexander B. Trevor

•	Independent Committee: Chairperson Alexander B. Trevor, Robert E. Baker, David J. D’Antoni, Thomas E. Markert, S. Elaine Roberts and Richard K. Smith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: May 11, 2010	By	/s/ James A. Yano
Vice President and General Counsel